UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024 (June 25, 2024)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	38-3916511
(State or Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 584-5100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On April 29, 2024, we announced that Joseph A. Verbrugge, our Chief Commercial Officer, planned to retire on June 27, 2024, the date the term of his existing Employment Agreement with our subsidiary Sirius XM Radio Inc. was scheduled to end.

In order to facilitate an orderly transition of Mr. Verbrugge’s duties and responsibilities, Mr. Verbrugge has agreed to remain a full-time employee of Sirius XM Radio Inc. in the role of Chief Commercial Officer until the July 31, 2024; provided that we may determine in our sole discretion to end his full time employment earlier than July 31, 2024 (such period, the “Full-Time Term”). At the end of the Full-Time Term, Mr. Verbrugge will become a part-time employee and an advisor to the Chief Executive Officer through December 31, 2024 to assist with the transition of his duties and responsibilities.

During the Full-Time Term, Mr. Verbrugge will continue to receive his existing annual base salary and employee benefits, and will be eligible to earn a pro-rated 2024 annual bonus in respect of such period. Mr. Verbrugge will not be entitled to receive any severance benefits under his Employment Agreement in connection with his retirement or under the agreement relating to the transition of his duties; provided that if we terminate Mr. Verbrugge’s employment without cause (as defined in his employment agreement) prior to July 31, 2024, he will be paid his base salary through such date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: June 26, 2024

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